 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-235328
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 8, 2022)

$1,000,000,000
Common Stock

We have entered into an At Market Issuance Sales Agreement (the “sales agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”) relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. We may offer and sell shares of our common stock having an aggregate offering price of up to $1,000,000,000, from time to time through or to B. Riley Securities as sales agent or principal.
Our common stock is listed on the Nasdaq Capital Market under the symbol “PLUG.” On January 16, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.04 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). B. Riley Securities will act as our sales agent in connection with agency transactions on a commercially reasonable efforts basis consistent with its normal trading and sales practices. In addition, B. Riley will act as principal in connection with any principal transactions. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
B. Riley Securities will be entitled to a commission in an amount (i) up to 3.0% of the gross sales price per share sold in agency transactions and (ii) equal to 5.0% of the purchase price per share sold in principal transactions, under the sales agreement with B. Riley Securities. In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley Securities with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities
The date of this prospectus supplement is January 17, 2024.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” as well as any free writing prospectus provided in connection with this offering.
You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the sales agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the sales agent are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
All references in this prospectus supplement or the accompanying prospectus to “Plug,” the “Company,” “we,” “us,” or “our” mean Plug Power Inc. and our subsidiaries, unless we state otherwise, or the context otherwise requires.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction.
The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.
This prospectus supplement and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.
Overview
Plug is facilitating the paradigm shift to an increasingly electrified world by innovating cutting-edge hydrogen and fuel cell solutions. While we continue to develop commercially viable hydrogen and fuel cell product solutions, we have expanded our offerings to support a variety of commercial operations that can be powered with green hydrogen. We provide electrolyzers that allow customers — such as refineries, producers of chemicals, steel, fertilizer and commercial refueling stations — to generate hydrogen on-site. We are focusing our efforts on (a) industrial mobility applications, including electric forklifts and electric industrial vehicles, at multi-shift high volume manufacturing and high throughput distribution sites where we believe our products and services provide a unique combination of productivity, flexibility, and environmental benefits; (b) stationary power systems that will support critical operations, such as data centers, microgrids, and generation facilities, in either a backup power or continuous power role and replace batteries, diesel generators or the grid for telecommunication logistics, transportation, and utility customers; and (c) production of hydrogen. Plug expects to support these products and customers with an ecosystem of vertically integrated products that produce, transport, store and handle, dispense, and use hydrogen for mobility and power applications.
Our current products and services include:
GenDrive: GenDrive is our hydrogen fueled Proton Exchange Membrane (“PEM”) fuel cell system, providing power to material handling electric vehicles, including Class 1, 2, 3 and 6 electric forklifts, Automated Guided Vehicles, and ground support equipment.
GenFuel: GenFuel is our liquid hydrogen fueling delivery, generation, storage, and dispensing system.
GenSure: GenSure is our stationary fuel cell solution providing scalable, modular PEM fuel cell power to support the backup and grid-support power requirements of the telecommunications, transportation, and utility sectors; GenSure High Power Fuel Cell Platform will support large scale stationary power and data center markets.
GenCare: GenCare is our ongoing “Internet of Things”-based maintenance and on-site service program for GenDrive fuel cell systems, GenSure fuel cell systems, GenFuel hydrogen storage and dispensing products and ProGen fuel cell engines.
GenKey: GenKey is our vertically integrated “turn-key” solution combining either GenDrive or GenSure fuel cell power with GenFuel fuel and GenCare aftermarket service, offering complete simplicity to customers transitioning to fuel cell power.
ProGen: ProGen is our fuel cell stack and engine technology currently used globally in mobility and stationary fuel cell systems, and as engines in electric delivery vans. This includes Plug’s membrane electrode assembly, a critical component of the fuel cell stack used in zero-emission fuel cell electric vehicle engines. Our ProGen technology provides heavy duty scalable power ranges between 15kW and 125kW.
Electrolyzers: The design and implementation of 5 and 10MW electrolyzer systems that are modular, scalable hydrogen generators optimized for clean hydrogen production. Electrolyzers generate hydrogen from water using electricity and a special membrane and “green” hydrogen is generated by using electricity from renewable energy inputs, such as solar or wind power.

Liquefaction Systems: Plug’s 15 ton-per-day and 30 ton-per-day liquefiers are engineered for high efficiency, reliability, and operational flexibility — providing consistent liquid hydrogen to customers. This design increases plant reliability and availability while minimizing parasitic losses like heat leak and seal gas losses.
Cryogenic Equipment: Engineered equipment including trailers and mobile storage equipment for the distribution of liquified hydrogen, oxygen, argon, nitrogen and other cryogenic gases.
We provide our products and solutions worldwide through our direct sales force, and by leveraging relationships with original equipment manufacturers (“OEMs”) and their dealer networks. We are currently targeting Asia, Australia, Europe, Middle East and North America for expansion in adoption. The European Union (the “EU”) has rolled out ambitious targets for the hydrogen economy as part of the EU strategy for energy integration and we are seeking to execute on our strategy to become one of the European leaders in the hydrogen economy. This includes a targeted account strategy for material handling, securing strategic partnerships with European OEMs, energy companies, utility leaders and accelerating our electrolyzer business. Our global strategy includes leveraging a network of integrators or contract manufacturers. Additionally, we have a joint venture with Niloco Hydrogen Holdings LLC, a wholly-owned subsidiary of Olin named “Hidrogenii”. Plug has been successful with acquisitions, strategic partnerships and joint ventures, and we plan to continue this mix.
Part of our long-term plan includes Plug penetrating the European and Asian hydrogen market, on-road vehicle market, and large-scale stationary market. Plug’s formation of joint ventures with HyVia and AccionaPlug in Europe and SK Plug Hyverse in Asia not only support this goal but are expected to provide us with a more global footprint.
We manufacture our commercially viable products in Latham, New York, Rochester, New York, Slingerlands, New York, Houston, Texas, Lafayette, Indiana, and Spokane, Washington, and support liquid hydrogen production and logistics in Charleston, Tennessee and Kingsland, Georgia.
Corporate Information
We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement, or the accompanying prospectus and is not incorporated by reference herein and you should not consider it part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING
Issuer
Plug Power Inc.
Common stock offered by us pursuant to this prospectus supplement
Shares of our common stock having an aggregate offering price of up to $1,000,000,000.
Common stock to be outstanding after this offering
Up to 934,335,054 shares, after giving effect to the sale of 328,947,368 shares of our common stock in this offering at an offering price of $3.04 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on January 16, 2024. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time.
Manner of offering
“At the market offering” that may be made from time to time through or to B. Riley Securities, as sales agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.
Use of Proceeds
We currently intend to use the net proceeds primarily for working capital, capital expenditures and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds. As a result, our management will retain broad discretion in the allocation and use of the net proceeds. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Risk Factors
An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-6 of this prospectus supplement, the accompanying prospectus and the other information incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq Capital Market
Symbol
“PLUG.”
The number of shares of our common stock to be outstanding after this offering is based on 605,387,686 shares of common stock outstanding as of September 30, 2023. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 30, 2023 and excludes:
•
13,538,759 shares of common stock issuable upon the exercise of service stock options, at a weighted average exercise price of $13.67 per share;

•
21,925,000 shares of common stock issuable upon the exercise of performance stock options, at a weighted average exercise price of $21.32 per share;

•
2,554,619 shares of common stock issuable upon the vesting of restricted stock units;

•
78,561,263 shares of common stock issuable upon the exercise of warrants;

•
39,170,766 shares of common stock issuable upon conversion of our 3.75% Convertible Senior Notes due June 1, 2025 at a conversion rate of 198.6196 shares;

•
18,879,367 shares of common stock in treasury; and

•
12,128,151 shares of our common stock reserved for future issuance under our equity incentive plans.

Unless otherwise stated, all information contained in this prospectus supplement reflects an assumed public offering price of $3.04 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on January 16, 2024.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement, and accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.
Risks Related to this Offering and Our Common Stock
Our stock price and stock trading volume have been and could remain volatile.
The market price of our common stock has historically experienced and may continue to experience significant volatility. During 2022, 2023 and 2024, the sales price of our common stock fluctuated from a high of $31.75 per share to a low of $3.00 per share. Our progress in constructing our hydrogen plants and developing and commercializing our products, our quarterly operating results, announcements of new products by us or our competitors, our perceived prospects, including our going concern, changes in securities analysts’ recommendations or earnings estimates, changes in general conditions in the economy or the financial markets, adverse events related to our strategic relationships, significant sales of our common stock by existing stockholders, including one or more of our strategic partners, and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. Such market price volatility could adversely affect our ability to raise additional capital. Furthermore, technical factors in the public trading market for our common stock may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging or other technical trading factors.
In addition, we are subject to various securities class action litigation, which could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.
We have incurred losses and anticipate continuing to incur losses, and there is a substantial doubt that we will have sufficient funds to fund our operations through the 12 months from the date of our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.
We have not achieved operating profitability in any quarter since our formation and we will continue to incur net losses until we can produce sufficient revenue to cover our costs. As of September 30, 2023, we had an accumulated deficit of $3.8 billion. We have continued to experience negative cash flows from operations and net losses. Our net losses attributable to common stockholders were $726.4 million for the nine months ended September 30, 2023, and our net losses attributable to common stockholders were $724.0 million, $460.0 million and $596.2 million for the years ended December 31, 2022, 2021 and 2020, respectively. The net cash used in operating activities for the nine months ended September 30, 2023 was $863.9 million and the net cash used in operating activities for the years ended December 31, 2022 and 2021 was $828.6 million and $358.2 million, respectively. We expect to generate operating losses for the foreseeable future as we continue to devote significant resources to expand our current production and manufacturing capacity, construct hydrogen plants and fund the acquisition of additional inventory to deliver our end-products and related services.
In light of our projected capital expenditure and operating requirements under our current business plan, we have determined that there is a substantial doubt that we will have sufficient capital to fund our operations through the twelve months from the date of issuance of our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Our ability to continue as a going concern is dependent on our ability to raise additional capital. To alleviate the conditions and events that raise substantial doubt about our ability to continue as a going concern, management has entered into this “at-the-market offering” and is currently evaluating several other different financing options to enhance our liquidity position. Although we intend to diligently explore and pursue any number of financing alternatives, we do not know what forms of financing, if any, will be available to us. If financing is not available on acceptable terms, we may not be able to execute on our current business plan, which could materially adversely affect our business, financial condition and results of operations.
We anticipate that we will continue to incur losses until we can produce and sell our products and services on a large-scale and cost-effective basis. We cannot guarantee when we will operate profitably, if ever. In order to achieve profitability, we must successfully execute our planned path to profitability in the early adoption markets on which we are focused. The profitability of our products depends largely on material and manufacturing costs and the market price of hydrogen. The hydrogen infrastructure that is needed to support our growth readiness and cost efficiency must be available and cost efficient. We must continue to shorten the cycles in our product roadmap with respect to improvement in product reliability and performance that our customers expect. We must execute on successful introduction of our products into the market. We must accurately evaluate our markets for, and react to, competitive threats in both other technologies (such as advanced batteries) and our technology field. Finally, we must continue to lower our products’ build costs and lifetime service costs. If we are unable to successfully take these steps, we may never operate profitably, and, even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.
We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.
Substantially all of our net proceeds from this offering will be used, as determined by management in its sole discretion, for working capital, capital expenditures and general corporate purposes. Our management will have broad discretion over the use and investment of the net proceeds of this offering. The failure of our management to apply these funds effectively could harm our business. You will not have the opportunity, as part of your investment decision, to assess whether our proceeds are being used appropriately. Pending application of our proceeds, they may be placed in investments that do not produce income or that lose value.
The actual number of shares we may issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to B. Riley Securities at any time throughout the term of the sales agreement. The number of shares that are sold by B. Riley Securities after delivering a sales notice, if any, will fluctuate based on the market price of the common stock during the sales period and limits we set with B. Riley Securities. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
Our issuance of additional capital stock or debt securities may reduce the market price for shares of our common stock and dilute the ownership interests of existing stockholders.
We cannot predict the effect, if any, that future sales of our capital stock or debt securities, or the availability of our securities for future sale, will have on the market price of shares of our common stock. Sales of substantial amounts of our common stock or preferred stock, or debt securities convertible into or exercisable or exchangeable for common stock in the public market, or the perception that such sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. Some of the potential share issuances that may adversely affect the market price of the shares of our common stock include: the granting or vesting of restricted stock or restricted stock units; the issuance and exercise of options to purchase our common stock; the issuance of our common stock upon the exercise of warrants; and other issuances of our common stock or securities exchangeable for or convertible into our common stock. Moreover, we may raise additional capital through the issuance of equity or convertible debt securities.
The issuance of any additional shares of our common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities, could be substantially dilutive to holders of our common stock, including purchasers of common stock in this offering. In addition, such newly issued securities may have rights, preferences or privileges senior to those of existing stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and/or incorporate by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “should,” “will,” “would,” “plan,” “project” or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risks associated with global economic uncertainty, including inflationary pressures, fluctuating interest rates, currency fluctuations, bank failure, and supply chain disruptions; the risk that we may not be able to obtain from our hydrogen suppliers a sufficient supply of hydrogen at competitive prices or the risk that we may not be able to produce hydrogen internally at competitive prices; the risk that we may not be able to expand our business or manage our future growth effectively; the risk that delays in or not completing our product development and hydrogen plant construction goals may adversely affect our revenue and profitability; the risk with regards to the impact of the Inflation Reduction Act on our business; the risk that we may be unable to successfully pursue, integrate, or execute upon our new business ventures; the risk of dilution to our stockholders and/or stock price should we need to raise additional capital; the risk that our lack of extensive experience in manufacturing and marketing of certain of our products may impact our ability to manufacture and market said products on a profitable and large-scale commercial basis; the risk that unit orders may not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition, or if one of our major customers delays payment of or is unable to pay its receivables, a material adverse effect could result on our financial condition; the risk that we may not be able to convert all of our estimated future revenue into revenue and cash flows; the risk that a sale or issuance of a significant number of shares of stock could depress the market price of our common stock; the risk that our convertible senior notes, if settled in cash, could have a material adverse effect on our financial results; the risk that our convertible note hedges may affect the value of our convertible senior notes and our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to remediate the material weaknesses identified in internal control over financial reporting as of December 31, 2022 and 2021, or inability to otherwise maintain an effective system of internal control over financial reporting; our ability to attract and retain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing, and selling our products; the risks involved with participating in joint ventures, including our ability or inability to execute our strategic growth plan through joint ventures; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; our ability to achieve the forecasted revenue and costs on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risks, liabilities, and costs related to environmental, health and safety matters; the risk of elimination or reduction of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing, and the supply of key product components; the cost and availability of components and parts for our products; the risk that possible new tariffs could have a material adverse effect on our business; our ability to continue as a going concern, including our ability to raise sufficient funds to fund our operations through the next 12 months from the date of our Quarterly Report for the quarterly period ended September 30, 2023; the risk that some or all of the recorded goodwill, intangible assets and property, plant, and equipment could be subject to impairment; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; our operational dependency on information technology and the risk of the failure of such technology, including failure to effectively prevent, detect, and recover from security compromises or breaches, including cyber-attacks; the cost of complying with current and future federal, state and international governmental regulations; the expense and resources associated with being subject to legal proceedings and legal compliance; the risks associated with past and potential future acquisitions; the risks associated with geopolitical instability, including the conflicts between Israel and Hamas and Russia and Ukraine; and the volatility of our stock price.
The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance, including factors and risks referenced under “Risk Factors” of this prospectus supplement and in the accompanying prospectus or any free writing prospectus provided in connection with this offering and any documents incorporated by reference herein or therein, including our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from these contained in any forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. These forward-looking statements speak only as of the date on which the statements were made. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated herein or therein or any free writing prospectus provided in connection with this offering that include forward-looking statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $1.0 billion from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with B. Riley Securities as a source of financing.
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. Pending these uses, we intend to invest the net proceed primarily in government securities and short-term, interest-bearing securities.

PLAN OF DISTRIBUTION
We have entered into an At Market Issuance Sales Agreement with B. Riley Securities, dated January 17, 2024. Pursuant to the sales agreement, under this prospectus we may issue and sell our common stock having aggregate sales proceeds of up to $1,000,000,000 from time to time through or to B. Riley Securities, acting as sales agent or principal, subject to certain limitations. Sales of shares of our common stock, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.
Each time we wish to issue and sell common stock under the sales agreement pursuant to any agency sale, we will notify B. Riley Securities of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. B. Riley Securities has agreed that once we have so instructed it, unless B. Riley Securities declines to accept the terms of the notice, it will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms.
From and after the date hereof, we will have the right, but not the obligation, from time to time at our sole discretion over the 18-month period beginning on the date hereof, to direct B. Riley Securities on any trading day to act on a principal basis and purchase up to $10,000,000 of shares of our common stock as set forth in the sales agreement, by timely delivering a written notice to B. Riley Securities in accordance with the sales agreement; provided, however, only one principal sale may be requested per day, and in no event on consecutive calendar days, unless otherwise agreed to by B. Riley Securities. Notwithstanding the foregoing, the aggregate amount of shares of common stock that we will direct B. Riley to sell as principal in principal transactions (inclusive of any shares sold by B. Riley in agency transactions) in any calendar week shall not exceed $30,000,000.
B. Riley Securities will be entitled to a commission in an amount (i) up to 3.0% of the gross sales price per share sold on an agency basis and (ii) equal to 5.0% of the purchase price per share sold on a principal basis, under the sales agreement. B. Riley Securities may also receive customary brokerage commissions from purchasers of the common stock in compliance with FINRA Rule 2121. B. Riley Securities may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from B. Riley Securities and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. In addition, we have agreed to reimburse legal expenses of B. Riley Securities in an amount not to exceed $100,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding compensation payable or fees reimbursable to B. Riley Securities under the terms of the sales agreement, will be approximately $300,000.
Settlement for sales of common stock sold on an agency basis will occur on the second business day following the date on which any sales are made (or any such other settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act), or on some other date that is agreed upon by us and B. Riley Securities in connection with a particular agency transaction, in return for payment of the net proceeds to us. Settlement for sales of common stock sold on a principal basis shall occur as provided for in the applicable notice. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering pursuant to the sales agreement will terminate upon the earliest of (a) the 18-month anniversary of the date of the sales agreement with respect to principal transactions and the 24-month anniversary of the date of the sales agreement with respect to agency transactions, (b) the sale of all shares of common stock subject to the sales agreement or (c) termination of the sales agreement as permitted therein.
In connection with the sales of common stock on our behalf, B. Riley Securities will be deemed an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities against certain civil liabilities, including liabilities under the Securities Act.
B. Riley Securities and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, B. Riley Securities will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS
The validity of the securities we are offering will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. B. Riley Securities is being represented in connection with this offering by Duane Morris LLP, New York, New York.
EXPERTS
The financial statements of Plug Power Inc. and subsidiaries as of December 31, 2022, and for the year then ended, incorporated by reference in this Prospectus Supplement, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2021, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 (File No. 333-265488) under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
We make available free of charge on our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-16 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:
Plug Power Inc.
968 Albany Road
Latham, New York 12110
Attention: General Counsel
Telephone: (518) 782-7700

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference certain information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those other documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file in the future with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents (except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules and regulations):
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Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023, as amended on May 1, 2023;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the Commission on May 9, 2023, August 9, 2023, and November 9, 2023, respectively;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 16, 2023 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2022);

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our Current Reports on Form 8-K filed with the SEC on April 4, 2023, May 15, 2023, June 29, 2023, July 10, 2023, August 30, 2023 and our Current Report on Form 8-K/A filed with the SEC on August 2, 2023; and

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the description of the Registrant’s common stock (filed as Exhibit 4.6 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on May 14, 2021, including any amendments or reports filed for the purpose of updating such description).

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering and prior to the termination of this offering (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations) are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.
We maintain a website that contains information about us at www.plugpower.com. The information found on, or otherwise accessible through our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC. To obtain copies of the filings we make with the SEC, see “Where You Can Find More Information” on page S-15 of this prospectus.

PROSPECTUS
PLUG POWER INC.
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

This prospectus describes securities that may be issued and sold from time to time by us or that may be offered and sold from time to time by selling securityholders to be identified in the future. We may offer, in one or more series or classes, separately or together, the following securities: (i) shares of common stock, par value $0.01 per share, (ii) shares of preferred stock, par value $0.01 per share, (iii) warrants to purchase shares of common stock, preferred stock and/or debt securities, (iv) debt securities and (v) units comprised of one or more of the securities described in this prospectus in any combination. We refer to the common stock, preferred stock, warrants, debt securities and units registered hereunder collectively as the “securities” in this prospectus.
The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement. The securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. These securities also may be offered by selling securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About this Prospectus” and the “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
Our common stock is listed on the NASDAQ Capital Market under the symbol “PLUG.” On June 7, 2022, the last reported sale price of our common stock on the NASDAQ Capital Market was $18.85. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement as well as those set forth in the documents incorporated by reference into this prospectus or any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings, and selling securityholders may from time to time offer and sell any such security owned by them.
This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We or any selling securityholders may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents or underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, any applicable prospectus supplement, any information incorporated or deemed incorporated by reference herein or therein or any related free writing prospectus is accurate as of any date other than the date of such information. Our business, financial condition, results of operations and prospects and the business may have changed since that date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Plug Power,” “we,” “us,” “our,” or the “Company” refer to Plug Power Inc. and its subsidiaries.
This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

OUR COMPANY
We are building an end-to-end green hydrogen ecosystem, from green hydrogen production, storage and delivery to energy generation through mobile or stationary applications, to help our customers meet their business goals and decarbonize the environment. In creating the first commercially viable market for hydrogen fuel cell technology, we have deployed more than 51,000 fuel cell systems for forklifts and more than 160 fueling stations customers use daily to fill their forklift trucks as of March 31, 2022. We intend to deliver our green hydrogen solutions directly to our customers, and through joint venture partners into multiple environments, including material handling, e-mobility, power generation, and industrial applications.
We are focused on proton exchange membrane, fuel cell and fuel processing technologies, fuel cell/battery hybrid technologies, and associated hydrogen and green hydrogen generation, storage and dispensing infrastructure. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. In support of the market growth and our own ambitions, we are building a state-of-the-art gigafactory to produce electrolyzers stacks and fuel cells.
We deliver end-to-end clean hydrogen and zero-emissions fuel cell solutions for supply chain and logistics applications, on-road electric vehicles, the stationary power market, and more. Our largest market today is material handling; we support customers at multi-shift high volume manufacturing and high throughput distribution sites where we believe our products and services provide a unique combination of productivity, flexibility, and environmental benefits.
Additionally, we manufacture and sell fuel cell products to replace batteries and diesel generators in stationary backup power applications. These products have proven valuable with telecommunications, transportation, and utility customers as robust, reliable, and sustainable power solutions.
We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 968 Albany Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information found on, or otherwise accessible through, our website is not deemed to be a part of this prospectus or any applicable prospectus supplement. Our common stock trades on the NASDAQ Capital Market under the symbol “PLUG.”
RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks and uncertainties set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and discussions which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information contained in or incorporated by reference into this prospectus. Some of the risks, uncertainties and other important factors that may affect future results include, among others: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk of dilution to our stockholders and/or stock price should we need to raise additional capital; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders may not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers, or if one of our major customers delays payment of or is unable to pay its receivables, a material adverse effect could result on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that our convertible senior notes, if settled in cash, could have a material effect on our financial results; the risk that our convertible note hedges may affect the value of our convertible senior notes and our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to remediate the material weaknesses identified in internal control over financial reporting as of December 31, 2021, 2020, 2019, and 2018, or inability to otherwise maintain an effective system of internal control; the risk of loss related to an inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products; the risks of delays in or not completing our product development goals; the risks involved with participating in joint ventures; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; our ability to successfully pursue new business ventures; our ability to achieve the forecasted gross margin on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risks, liabilities, and costs related to environmental, health and safety matters; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing, and the supply of key product components; the cost and availability of components and parts for our products; the risk that possible new tariffs could have a material adverse effect on our business; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the risk of dependency on information technology on our operations and the failure of such technology; the cost of complying with current and future federal, state and international governmental regulations; our subjectivity to legal proceedings and legal compliance; the ongoing impact of the COVID-19 pandemic; the risks associated with past and potential future acquisitions, including that we may not realize the expected benefits; the volatility of our stock price; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC. Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.
The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included in our Annual Report on Form 10-K for the year ended December 31, 2021. The risk factors contained in our Annual Report may be updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds received by us from our sale of the securities described in this prospectus for general corporate purposes, which may include, without limitation, repayment of existing indebtedness, the financing of possible acquisitions and investments, capital expenditures, stock repurchases and for working capital. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or free writing prospectus. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation (as amended), which we refer to herein as our certificate of incorporation, and our amended and restated bylaws, which we refer to herein as our bylaws, copies of which are filed with the SEC. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and our bylaws. See “Where You Can Find Additional Information.”
Authorized Capital
Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
As of March 31, 2022, 578,063,019 shares of our common stock were issued and outstanding (excluding 17,146,337 treasury shares). In addition, as of March 31, 2022, there were: (i) 24,185,000 shares of common stock issuable upon the exercise of stock options at a weighted average exercise price of $20.73 per share; (ii) 80,017,181 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock; (iii) 39,170,766 shares of common stock issuable upon conversion of our 3.75% Convertible Senior Notes due June 1, 2025 at a conversion price of $5.03 per share; and (iv) 4,870,964 shares of our common stock reserved for future issuance under our equity incentive plans.
Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements.
The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.
Subject to the preferences that may be applicable to any then outstanding preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, duly authorized, fully paid and nonassessable. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.
Our common stock trades on the NASDAQ Capital Market under the symbol “PLUG.”
Preferred Stock
As of March 31, 2022, no shares of preferred stock were issued and outstanding.
The Company’s certificate of incorporation authorizes its board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series into other classes or series of stock. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by our board of directors. Prior to the issuance of shares of each class or series of preferred stock, the Company’s board of directors will set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.
The preferences and other terms of the preferred stock of each class or series will be fixed by the certificate of designation relating to such class or series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the preferred stock, including, where applicable, the following:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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voting rights, if any, of the preferred stock;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of the common stock, and to any other class or series of the Company’s stock expressly designated as ranking junior to the preferred stock; (ii) on parity with any class or series of the Company’s stock expressly designated as ranking on parity with the preferred stock; and (iii) junior to any other class or series of the Company’s stock expressly designated as ranking senior to the preferred stock.
The DGCL provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws
Delaware Anti-Takeover Law.   We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaws.   Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:
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permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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divide our board of directors into three classes;

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generally require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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provide that, except as otherwise required by statute and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the directors then in office.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least two-thirds of our then outstanding common stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and preferred stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is 1155 Long Island Avenue, Edgewood, New York 11717-8309.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. The following description, together with the additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any future warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants offered under that prospectus supplement or free writing prospectus may differ from the terms described below. The following description and any description of the warrants in a prospectus supplement or free writing prospectus may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement and warrant certificate, which we will file with the SEC in connection with an issuance of the warrants.
General
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the offering price and aggregate number of warrants offered;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We will file these documents as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures will be subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.
General
We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:
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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

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the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability or the ability of our subsidiary to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiary;

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redeem capital stock;

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place restrictions on our subsidiary’s ability to pay dividends, make distributions or transfer assets;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with stockholders or affiliates;

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issue or sell stock of our subsidiary;

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following will be events of default under the indentures with respect to any series of debt securities that we may issue:
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if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:
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to fix any ambiguity, defect or inconsistency in the indenture;

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to comply with the provisions described above under “Description of Our Debt Securities —  Consolidation, Merger or Sale”;

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities — General”, to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the stated maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture will provide that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.
Subject to this provision, the trustee will be under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture will not limit the amount of subordinated debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.
The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture will not limit the amount of senior debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The specific terms of any series of units offered will be described in the applicable prospectus supplement or free writing prospectus. The specific terms of any series of units may differ from the general description of terms presented below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units.
General
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement;

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the price or prices at which such units will be issued;

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the applicable United States federal income tax considerations relating to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock”, “Description of Warrants” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•
to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

•
to correct or supplement any defective or inconsistent provision; or

•
to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•
If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the unit agreements and the units will be governed by and construed in accordance with the laws of the State of New York.
Form, Exchange and Transfer
We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us common stock, preferred stock, warrants, debt securities or units, as applicable, in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or may agree in the future to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The selling securityholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling securityholders are broker or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.
The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number and classes of our securities beneficially owned by such selling securityholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
PLAN OF DISTRIBUTION
We and any selling securityholders may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:
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to or through one or more underwriters or dealers;

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in short or long transactions;

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directly by us or any selling securityholders to investors;

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through agents; or

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through a combination of methods.

We will set forth in a prospectus supplement or free writing prospectus the terms and offering of securities by us or any selling securityholder, including:
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the names of any underwriters, dealers, agents or other counterparties;

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any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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details regarding options under which underwriters may purchase additional securities from us or any selling securityholders, if any;

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the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;

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the public offering price; and

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the securities exchanges on which such securities may be listed, if any.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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in privately negotiated transactions;

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in one or more transactions at a fixed price or prices, which may be changed from time to time;

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in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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at market prices prevailing at the time of sale or prices related to the prevailing market prices at the time of sale; or

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at negotiated prices.

We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than the common stock, which is listed on the Nasdaq Capital Market). If the Company sells any shares of the common stock pursuant to a prospectus supplement, such shares will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or our operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may occur on the Nasdaq Capital Market or any other market where our securities may be traded, and may be discontinued at any time.
The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.
EXPERTS
The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
KPMG’s report dated March 1, 2022, on the effectiveness of Plug Power Inc.’s internal control over financial reporting as of December 31, 2021, contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of Plug Power Inc.’s internal control over financial reporting as of December 31, 2021, Applied Cryo Technologies and Frames Holdings B.V.’s (the “Acquired Companies”) internal control over financial reporting associated with total assets of $369.1 million and total revenues of $15.8 million included in the consolidated financial statements of Plug Power Inc. and subsidiaries as of and for the fiscal year ended December 31, 2021. KPMG’s audit of internal control over financial reporting of Plug Power Inc. also excluded an evaluation of the internal control over financial reporting of the Acquired Companies.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021 expresses an opinion that Plug Power Inc. did not maintain effective internal control over financial reporting as of December 31, 2021 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company did not maintain a sufficient complement of trained, knowledgeable resources to execute its responsibilities with respect to internal control over financial reporting. As a consequence, the Company did not conduct an effective risk assessment process that was responsive to changes in the Company’s operating environment and did not design and implement effective process-level control activities for certain financial statement accounts and disclosures as follows:
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presentation of operating expenses;

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accrual for loss contracts related to service;

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capitalization of inventory costs; and

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identification of adjustments to physical inventory.

Additionally, as a result of ineffective risk assessment, the Company did not maintain effective general information technology control activities over an information technology system that is used in calculating fuel billings.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. In addition, we maintain a website that contains information about us at www.plugpower.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 2, 2022 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2021);

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our Current Reports on Form 8-K filed with the SEC on March 21, 2022 and April 18, 2022 (except for information contained therein which is furnished rather than filed);

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the description of our common stock contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on October 1, 1999, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2020, including any amendments or reports filed for the purpose of updating such description; and

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all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). You should direct any requests for documents to:
Plug Power Inc.
968 Albany Shaker Road
Latham, New York, 12110
Attention: General Counsel
Telephone: (518) 782-7700

$1,000,000,000
Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities
January 17, 2024